EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cuisine Solutions, Inc.

Alexandria, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-147987, 33-60616 and 333-92167) of Cuisine Solutions, Inc. of our report dated September 17, 2008, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP

Bethesda, Maryland

September 17, 2008